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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) May 31, 2000.


                                 E.PIPHANY, INC.
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             (Exact name of registrant as specified in its charter)



          Delaware                    000-27183               77-0443392
 ----------------------------       -------------         -------------------
 (State or other jurisdiction       (Commission             (IRS Employer
      of incorporation)              File Number)         Identification No.)
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        1900 South Norfolk Street, Suite 310, San Mateo, California 94403
        -----------------------------------------------------------------
        (Address of principal executive offices)             (Zip Code)


        Registrant's telephone number, including area code (650) 356-3800


                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

        On April 13, 2000, E.piphany, Inc. ("E.piphany") entered into an
Agreement and Plan of Reorganization, dated as of April 13, 2000 (the
"Reorganization Agreement"), by and among E.piphany, Trout Acquisition
Corporation, a California Corporation and a wholly owned subsidiary of E.piphany
("Sub") and eClass Direct, Inc., a California Corporation ("eClass"). The closing of the Merger pursuant to the Reorganization Agreement (the "Merger") took place on May 31, 2000 and the Merger was consummated by the filing of an Agreement of Merger with the Secretary of State of the State of California.

        eClass is an application service provider of permission-based e-mail marketing services. As a result of the Merger, eClass became a wholly-owned subsidiary of E.piphany. The Merger is intended to be a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and is being accounted for as a purchase transaction.

        Under the terms of the Merger, 694,688 shares of E.piphany common stock were exchanged for all outstanding shares of eClass stock and 46,383 shares of E.piphany common stock were set aside as a reserve for the assumption of eClass options. This consideration of approximately 741,000 shares was determined by arms-length negotiations. Each share of eClass stock issued and outstanding immediately prior to the closing of the merger was cancelled and converted automatically into a number of shares of E.piphany common stock computed in accordance with the Reorganization Agreement.

        The Reorganization Agreement provided that at the closing of the merger each issued and outstanding option or right to purchase eClass stock, whether or not exercisable, was assumed by E.piphany. Each stock option continued to have the same terms and conditions as it had immediately prior to the closing of the merger, except that the number of shares of E.piphany common stock into which it was exercisable and its exercise price were adjusted according to the same manner as the conversion of eClass stock into E.piphany common stock.

        In connection with the Merger, 73,107 shares of E.piphany's common stock issuable in respect of the eClass stock at the closing of the Merger were placed in escrow with State Street Bank & Trust Company, N.A. for up to twelve (12) months from the date of the Merger. Each eClass shareholder was deemed to have contributed into the escrow fund in proportion to the aggregate number of shares of E.piphany common stock that such shareholder would otherwise have been entitled under the Reorganization Agreement. The escrow fund will be available to compensate E.piphany for any losses as a result of any inaccuracy in the representations or warranties of eClass contained in the Reorganization
Agreement or any failure to comply with any covenant contained in the Reorganization Agreement.



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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        (a) FINANCIAL STATEMENTS

            Not Applicable.

        (b) PRO FORMA FINANCIAL INFORMATION

            Not Applicable.

        (c) EXHIBITS.

                2.1   Agreement and Plan of Reorganization, dated April 13,
                      2000, by and among E.piphany, Inc., Trout Acquisition
                      Corporation and eClass Direct, Inc.


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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   E.PIPHANY, INC.


                                                   /s/ KEVIN J. YEAMAN
                                                   -----------------------------
                                                   Kevin J. Yeaman
                                                   Chief Financial Officer

                                                   Date:  June 14, 2000



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                                 E.PIPHANY, INC.

                           CURRENT REPORT ON FORM 8-K

                                INDEX TO EXHIBITS



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
Exhibit No.           Description
-----------           -----------

  2.1                 Agreement and Plan of Reorganization, dated April 13,
                      2000, by and among E.piphany, Inc., Trout Acquisition
                      Corporation and eClass Direct, Inc.
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